UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2016, Nabors Industries Ltd. (“Nabors”) notified C&J Energy Services Ltd. (“C&J” or the “Company”) that it had designated Mr. James M. Trimble to serve as a Class II director on the Company’s Board of Directors (the “Board”), as successor to Mr. John P. Kotts, who resigned from the Board on September 29, 2015. Pursuant to the Company’s Amended and Restated Bye-laws, Nabors has the right to designate three directors to the Board until the earlier of March 24, 2020 and the date that Nabors beneficially owns less than 15% of C&J’s issued and outstanding common shares.

Nabors’ designation of Mr. Trimble followed discussions between Mr. Anthony Petrello, Nabors’ Chairman and Chief Executive Officer, and Mr. Josh Comstock, C&J’s then-Chairman and Chief Executive Officer. On March 17, 2016, the Nominating & Governance Committee of the Board reviewed Mr. Trimble’s qualifications and recommended to the Board, and the Board subsequently approved, Mr. Trimble’s appointment to the Board to replace the director position vacated by Mr. Kotts. Mr. Trimble has also replaced Mr. Kotts on the Audit Committee of the Board.

The Board believes that Mr. Trimble’s broad oil and gas industry executive management experience, and his knowledge of current developments and best practices in the industry, will be valuable to the Company.

Mr. Trimble (age 67) is currently the principal / owner of Tanda Resources LLC, a privately owned company he began in January 2015 that is involved in oil and gas investments and advisory services located in Houston, Texas. He previously served as the Chief Executive Officer and President of Petroleum Development Corporation (NASDQ:PDCE)(“PDC Energy”) from June 2011 through June 2014, and continued to serve as PDC Energy’s Chief Executive Officer through December of 2014, as well as serving as a member of PDC Energy’s Board of Directors. Mr. Trimble was an officer of PDC Energy in September 2013, when each of twelve partnerships for which PDC Energy was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division. In January 2005, Mr. Trimble founded Grand Gulf Energy Company LLC, a privately held exploration and development company that, in 2006, merged with Alto Energy International Limited, an Australian public company traded on the Australian Exchange (ASX:AOI), and subsequently changed its name to Grand Gulf Energy, Limited (ASX: GGE) (“Grand Gulf”). From 2005 until November 2010, Mr. Trimble served as Managing Director of Grand Gulf and as President and Chief Executive Officer of Grand Gulf’s U.S. subsidiary, Grand Gulf Energy Company LLC. Prior to Grand Gulf, from June 2002 thru December 2004, Mr. Trimble served as President and Chief Executive Officer and Chairman of the Board of TexCal Energy LLC (formerly Tri-Union Development Corporation), a small-cap private company with public high yield debt. Mr. Trimble successfully directed the company through a Chapter 11 bankruptcy process in less than a year, preserving value for the company’s creditors and restoring the company’s exploration and production activities. From July 2000 to December 2001, Mr. Trimble served as President and a member of the Board of Directors of Elysium Energy L.L.C., a privately held, small-cap exploration and production company. In November 2001, Elysium Energy was successfully merged into a public company. Prior thereto, from 1983 to 2000, Mr. Trimble was Senior Vice President of Exploration and Production for Cabot Oil and Gas (NYSE: COG).

Mr. Trimble currently serves on the Board of Directors of Callon Petroleum Company (NYSE: CPE), as well as PDC Energy. He previously served on the Board of Directors of Grand Gulf Energy Limited (ASX: GGE), Seisgen Exploration, Inc. (a private company), and Blue Dolphin Energy Company (NASDAQ:BDCO).

Mr. Trimble is a graduate of Mississippi State University where he majored in Petroleum Engineering for undergraduate and graduate studies. He is an honorably discharged Officer from the United States Army. He is active and has served on the board of several professional organizations and is a Registered Professional Engineer in the State of Texas, and as such has served as an expert witness from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: March 22, 2016	By:	/s/ Brian Patterson
Brian Patterson
Secretary